Exhibit 99.4

CONSENT OF CASSEL SALPETER & CO., LLC

The Special Committee of the Board of Directors

Bluegreen Corporation

4960 Conference Way North

Suite 100

Boca Raton, Florida 33431

RE:	Joint Proxy Statement/Prospectus of Bluegreen Corporation (“Bluegreen”) and BFC Financial Corporation (“BFC”) which forms part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of BFC (the “Registration Statement”)

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated November 11, 2011, to the Special Committee of the Board of Directors of Bluegreen (including any quotation thereof) as Annex C to the Joint Proxy Statement/Prospectus included in the Post-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion (including the summary thereof) in such Post-Effective Amendment No. 1 to the Registration Statement under the headings “SUMMARY— Opinion of the Financial Advisor to the Bluegreen Special Committee,” “SUMMARY— Termination of the Merger Agreement,” “THE MERGER—Background of the Merger,” “THE MERGER—Role and Recommendation of Bluegreen’s Special Committee,” “THE MERGER—Recommendation of the Bluegreen Board and Its Reasons for the Merger,” “THE MERGER—Opinion of the Financial Advisor to Bluegreen’s Special Committee,” “THE MERGER AGREEMENT—Conditions to Consummation of the Merger” and “THE MERGER AGREEMENT—Termination of the Merger Agreement.” The foregoing consent applies only to the Post-Effective Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 19, 2012	/s/ Cassel Salpeter & Co., LLC